Exhibit 99.1

13215 Bee Cave Pkwy, Suite B-300, Austin, TX 78738
Telephone: 512-538-2300 Fax: 512-538-2333
www.shpreit.com

NEWS RELEASE

SUMMIT HOTEL PROPERTIES REPORTS FIRST QUARTER 2020 RESULTS

Implemented Significant Cost Reduction Measures to Mitigate Effects of COVID-19 Pandemic

Successfully Amended Senior Debt Facilities to Preserve Liquidity and Enhance Flexibility

Austin, Texas, May 11, 2020 - - - Summit Hotel Properties, Inc. (NYSE: INN) (the “Company”), today announced results for the first quarter ended March 31, 2020.

“While the beginning of the year started as expected, our focus quickly shifted to COVID-19 crisis response efforts in early March. We have worked extensively with all of our partners to ensure the safety and well-being of our associates and guests to mitigate the operational and financial effects of the pandemic. Our efficient operating model and our well-located, diverse portfolio, has allowed us to keep the majority of our hotels open during this time of unprecedented low demand which put us in a unique position to lead the recovery as local economies begin to reopen,” said Dan Hansen, the Company’s Chairman, President and Chief Executive Officer. “Additionally, we appreciate the continued support from our bank group as we agreed to an amendment of our revolving and term loan credit facilities which provides for a twelve-month financial covenant waiver, $150 million of additional liquidity, and enhanced flexibility during these uncertain times. This amendment, along with having no debt maturities until November 2022, puts us in a strong position to make important strategic decisions during the recovery and resume our position as an industry leader,” commented Mr. Hansen.

First Quarter 2020 Summary

•	Net Income: Net loss attributable to common stockholders was $19.0 million, or ($0.18) per diluted share, compared with net income of $9.2 million, or $0.09 per diluted share, in the same period of 2019.

•	Pro Forma RevPAR: Pro forma revenue per available room (“RevPAR”) decreased 25.3 percent to $95.99 from the same period in 2019. Pro forma average daily rate (“ADR”) decreased 6.5 percent to $156.44 compared to the same period in 2019 and pro forma occupancy decreased 20.1 percent to 61.4 percent.

•	Same-Store RevPAR: Same-store RevPAR decreased 24.6 percent to $95.05 from the same period in 2019. Same-store ADR decreased 5.9 percent to $155.05 compared to the same period in 2019 and occupancy decreased 19.9 percent to 61.3 percent.

•	Pro Forma Hotel EBITDA: Pro forma hotel EBITDA was $29.7 million, a decrease of 44.8 percent from the same period in 2019. Pro forma hotel EBITDA margin contracted to 27.4 percent from 38.0 percent in the same period of 2019.

•	Adjusted EBITDAre: Adjusted EBITDAre decreased 42.8 percent to $26.8 million from $46.7 million in the same period of 2019.

•	Adjusted FFO: AFFO decreased 58.9 percent to $13.3 million, or $0.13 per diluted share, from $32.3 million, or $0.31 per diluted share, in the same period of 2019.

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The Company’s results for the three months ended March 31, 2020 and 2019 are as follows (in thousands, except per share amounts):

	For the Three Months Ended March 31,
	2020		2019
	(unaudited)
Net (loss) income attributable to common stockholders	$(19,031)		$9,168
Net (loss) income per diluted share	$(0.18)		$0.09
Total revenues	$108,385		$138,952
EBITDAre (1)	$27,104		$45,403
Adjusted EBITDAre (1)	$26,750		$46,725
FFO (1)	$9,798		$30,450
Adjusted FFO (1)	$13,269		$32,264
FFO per diluted share and unit (1,2)	$0.09		$0.29
Adjusted FFO per diluted share and unit (1,2)	$0.13		$0.31

Pro Forma (3)
RevPAR	$95.99		$128.48
RevPAR Growth	-25.3%
Hotel EBITDA	$29,725		$53,808
Hotel EBITDA margin	27.4%		38.0%
Hotel EBITDA margin change	-1,053	bps

(1)	See tables later in this press release for a discussion and reconciliation of net income to non-GAAP financial measures, including earnings before interest, taxes, depreciation and amortization (“EBITDA”), EBITDAre, adjusted EBITDAre, funds from operations (“FFO”), FFO per diluted share and unit, adjusted FFO (“AFFO”), and AFFO per diluted share and unit, as well as a reconciliation of operating income to hotel EBITDA. See “Non-GAAP Financial Measures” at the end of this release.

(2)	Amounts are based on 104,298,000 weighted average diluted common shares and units and 104,198,000 weighted average diluted common shares and units for the three months ended March 31, 2020, and 2019, respectively. The Company includes the outstanding common units of limited partnership interests (“OP Units”) in Summit Hotel OP, LP, the Company’s operating partnership, held by limited partners other than the Company in the determination of weighted average diluted common shares and units because the OP Units are redeemable for cash or, at the Company’s option, shares of the Company’s common stock on a one-for-one basis.

(3)	Unless stated otherwise in this release, all pro forma information includes operating and financial results for 72 hotels owned as of March 31, 2020, as if each hotel had been owned by the Company since January 1, 2019 and remained open for the entirety of the measurement period. As a result, all pro forma information includes operating and financial results for hotels acquired since January 1, 2019, which includes periods prior to the Company’s ownership. Pro forma and non-GAAP financial measures are unaudited.

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COVID-19 Response Summary

The Company has implemented the following operational and liquidity enhancement measures to help mitigate the operational and financial effects of COVID-19:

•	Hotel-Level Costs Reduced. Comprehensive hotel-level cost reduction initiatives, including the reduction of labor and elimination of certain services and amenities. Operations have temporarily been suspended at certain hotels in response to specific government mandates or adverse market conditions.

•	Enhanced Health, Safety and Hygiene Measures. New standards implemented in collaboration with brand partners, including more frequent cleaning throughout the hotels with a focus on high-touch public spaces, increased availability of disinfecting products for guests and associates and enhanced cleaning standards for common areas and guestrooms.

•	Common Dividend Suspended. Dividends on common stock and operating partnership units have been suspended which will conserve $19 million of cash quarterly, or $75 million on an annualized basis.

•	Non-Essential Capital Expenditures Postponed. All non-essential capital improvement projects planned for 2020, beyond those already completed or substantially complete, have been postponed which is expected to reduce total capital expenditures by approximately $35 million, or over 50% based on the midpoint of the Company’s previously provided guidance range for 2020.

•	Unrestricted Cash Balance Bolstered. The Company borrowed $125 million on its revolving credit facility as a precautionary measure to ensure sufficient liquidity to meet its funding needs for the foreseeable future. As of April 30th, the Company had approximately $145 million of consolidated unrestricted cash on its balance sheet.

•	Credit Facility Amendment Completed. The Company successfully completed an amendment to its revolving and term loan credit facilities that provides for a twelve-month financial covenant waiver, modified financial covenant measures for the final three quarters of 2021, and access to $150 million of additional liquidity. These debt facilities represent approximately 80% of the Company’s pro rata debt outstanding.

•	Corporate-Level Costs Reduced. A wide range of temporary corporate cost savings initiatives including a voluntary 25% reduction of salaries and fees for executive officers and independent Board of Directors, respectively. Additionally, approximately 25% of the corporate-level staff has been furloughed and salary reductions have been implemented for most employees not subject to furlough.

Capital Improvements

The Company invested $11.1 million in capital improvements during the three months ended March 31, 2020 and anticipates investing a total of approximately $25 million in capital improvements on a consolidated basis across its portfolio during 2020. The updated capital expenditure range reflects the postponement of all non-essential projects originally planned for 2020 and is expected to conserve approximately $35 million of cash compared to the midpoint of the Company’s prior capital expenditure outlook.

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Capital Markets & Balance Sheet

At March 31, 2020, inclusive of its pro rata share of the Joint Venture credit facility, the Company had the following:

•	Pro rata outstanding debt of $1.1 billion with a weighted average interest rate of 3.50 percent.

•	After giving effect to interest rate derivative agreements, $548.4 million, or 51 percent, of our pro rata outstanding debt had fixed interest rates, and $524.8 million, or 49 percent had variable interest rates.

•	Consolidated unrestricted cash and cash equivalents of $131.3 million.

At April 30, 2020, inclusive of its pro rata share of the Joint Venture credit facility, the Company had the following:

•	Pro rata outstanding debt of $1.1 billion with a weighted average interest rate of 3.20 percent.

•	After giving effect to interest rate derivative agreements, $548.1 million, or 50 percent, of our pro rata outstanding debt had fixed interest rates, and $549.8 million, or 50 percent had variable interest rates.

•	Consolidated unrestricted cash and cash equivalents of $144.3 million, including $25 million of additional cash drawn on the Company’s unsecured revolving credit facility subsequent to quarter end.

On May 7, 2020, the Company completed an amendment of its existing $600 million senior credit facility that provides for a waiver of financial covenants through March 31, 2021, and modifies financial covenant measurements from the second quarter through year-end 2021 unless terminated earlier by the Company, and retains $150 million of undrawn revolver commitments in addition to the Company’s current unrestricted cash balance of approximately $150 million. The amendment also provides for enhanced flexibility on various financial covenants from December 31, 2021 through the maturity date of March 2024, including the extension option, for the $400 million revolver and through April 2024 for the $200 million term loan. Through the waiver period, which ends on the earlier of March 31, 2021 or the Company opting out based on performance, there are restrictions on certain investments, common dividends and share repurchases, and any revolving credit advances during the waiver period may only be used for operating expenses, debt service, preferred dividends and certain capital expenditures, among other items. The Company’s two $225 million term loan facilities maturing in November 2022 and February 2025 were also amended to conform with the amended terms referenced above.

Additionally, the Company’s balance sheet continues to be well-positioned with no debt maturities until November 2022 and an average length to maturity of nearly four years.

Dividends

On May 7, 2020, the Company declared a quarterly cash preferred dividend of $0.403125 per share on its 6.45% Series D Cumulative Redeemable Preferred Stock and $0.390625 per share on its 6.25% Series E Cumulative Redeemable Preferred Stock. The preferred dividends are payable on May 29, 2020 to holders of record as of May 18, 2020.

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First Quarter 2020 Earnings Conference Call

The Company will conduct its quarterly conference call on Tuesday, May 12, 2020, at 10:00 AM ET. To participate in the conference call, please dial 877-930-8101. The conference identification code for the call is 9442559. Additionally, a live webcast of the quarterly conference call will be available through the Company’s website, www.shpreit.com. A replay of the quarterly conference call webcast will be available until 12:00 PM ET Tuesday, May 19, 2020, by dialing 855-859-2056, conference identification code 9442559. A replay will also be available in the Investor Relations section of the Company’s website until July 31, 2020.

About Summit Hotel Properties

Summit Hotel Properties, Inc. is a publicly traded real estate investment trust focused on owning premium-branded hotels with efficient operating models primarily in the Upscale segment of the lodging industry. As of May 11, 2020, the Company’s portfolio consisted of 72 hotels, 67 of which were wholly owned, with a total of 11,288 guestrooms located in 23 states.

For additional information, please visit the Company’s website, www.shpreit.com, and follow the Company on Twitter at @SummitHotel_INN.

Contact:

Adam Wudel

SVP – Finance & Capital Markets

Summit Hotel Properties, Inc.

(512) 538-2325

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Summit's Portfolio (72) (1)

(1) Includes all acquisitions and dispositions completed as of May 11, 2020.

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Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “plan,” “likely,” “would” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. Examples of forward-looking statements include the following: the Company’s ability to realize growth from the deployment of renovation capital; projections of the Company’s revenues and expenses, capital expenditures or other financial items; descriptions of the Company’s plans or objectives for future operations, acquisitions, dispositions, financings, redemptions or services; forecasts of the Company’s future financial performance and potential increases in average daily rate, occupancy, RevPAR, room supply and demand, EBITDAre, Adjusted EBITDAre, FFO and AFFO; the Company’s outlook with respect to pro forma RevPAR, pro forma RevPAR growth, RevPAR, RevPAR growth, AFFO, AFFO per diluted share and unit and renovation capital deployed; and descriptions of assumptions underlying or relating to any of the foregoing expectations regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the hotel industry, and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission (“SEC”). Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

For information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC, and its quarterly and other periodic filings with the SEC. The Company undertakes no duty to update the statements in this release to conform the statements to actual results or changes in the Company’s expectations.

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Summit Hotel Properties, Inc.

Condensed Consolidated Balance Sheets

(Dollars in thousands)

	March 31, 2020	December 31, 2019
	(unaudited)
ASSETS
Investment in hotel properties, net	$2,169,314	$2,184,232
Undeveloped land	1,500	1,500
Assets held for sale, net	425	425
Cash and cash equivalents	131,267	42,238
Restricted cash	28,597	27,595
Investment in real estate loans, net	28,958	30,936
Right-of-use assets	29,577	29,884
Trade receivables, net	11,356	13,281
Prepaid expenses and other	8,297	8,844
Deferred charges, net	4,594	4,709
Other assets	9,235	12,039
Total assets	$2,423,120	$2,355,683
LIABILITIES AND EQUITY
Liabilities:
Debt, net of debt issuance costs	$1,135,019	$1,016,163
Lease liabilities	19,384	19,604
Accounts payable	5,725	4,767
Accrued expenses and other	76,097	71,759
Total liabilities	1,236,225	1,112,293

Total stockholders' equity	1,118,202	1,173,778
Non-controlling interests in operating partnership	1,658	1,809
Non-controlling interest in joint venture	67,035	67,803
Total equity	1,186,895	1,243,390
Total liabilities and equity	$2,423,120	$2,355,683

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Summit Hotel Properties, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(Dollars in thousands, except per share amounts)

	For the Three Months Ended March 31,
	2020	2019
Revenues:
Room	$98,603	$128,100
Food and beverage	4,884	6,020
Other	4,898	4,832
Total revenues	108,385	138,952
Expenses:
Room	24,573	27,840
Food and beverage	4,037	4,538
Other hotel operating expenses	35,283	39,859
Property taxes, insurance and other	11,698	11,408
Management fees	3,072	5,146
Depreciation and amortization	27,079	25,536
Corporate general and administrative	4,668	5,990
Provision for credit losses	2,530	-
Loss on impairment of assets	782	-
Total expenses	113,722	120,317
(Loss) gain on disposal of assets, net	(3)	4,166
Operating (loss) income	(5,340)	22,801
Other income (expense):
Interest expense	(11,012)	(10,852)
Other income, net	2,106	1,301
Total other expense, net	(8,906)	(9,551)
(Loss) income from continuing operations before income taxes	(14,246)	13,250
Income tax expense	(1,968)	(350)
Net (loss) income	(16,214)	12,900
Less: Loss (income) attributable to non-controlling interests:
Operating Partnership	37	(23)
Joint venture	855	-
Net (loss) income attributable to Summit Hotel Properties, Inc.	(15,322)	12,877
Preferred dividends	(3,709)	(3,709)
Net (loss) income attributable to common stockholders	$(19,031)	$9,168
(Loss) earnings per share:
Basic and diluted	$(0.18)	$0.09
Weighted average common shares outstanding:
Basic	103,995	103,749
Diluted	103,995	103,837
Dividends per share	$0.18	$0.18

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Summit Hotel Properties, Inc.
Reconciliation of Net Income to Non-GAAP Measures – Funds From Operations

(Unaudited)

(Dollars in thousands, except per share and unit amounts)

	For the Three Months Ended March 31,
	2020	2019
Net (loss) income	$(16,214)	$12,900
Preferred dividends	(3,709)	(3,709)
Loss from non-controlling interest in consolidated joint venture	855	-
Net (loss) income applicable to common shares and common units	$(19,068)	$9,191
Real estate-related depreciation (1)	26,964	25,425
Loss on impairment of assets	782	-
Loss (gain) on disposal of assets, net	3	(4,166)
Provision for credit losses	2,530	-
Adjustments related to non-controlling interest in consolidated joint venture	(1,413)	-
FFO applicable to common shares and common units	$9,798	$30,450
Amortization of lease-related intangible assets, net	22	35
Amortization of deferred financing costs	457	381
Amortization of franchise fees (1)	115	111
Equity-based compensation	1,475	1,352
Debt transaction costs	1	713
Non-cash interest income	(791)	(507)
Non-cash lease expense, net	109	156
Casualty losses (recoveries), net	89	(427)
Increase in deferred tax asset valuation allowance	2,058	-
Adjustments related to non-controlling interest in consolidated joint venture	(64)	-
AFFO applicable to common shares and common units	$13,269	$32,264
Weighted average diluted common shares / common units (2)	104,298	104,198
FFO per common share / common unit	$0.09	$0.29
AFFO per common share / common unit	$0.13	$0.31

(1)	The total of these line items represents depreciation and amortization as reported on the Company’s Condensed Consolidated Statements of Operations for the periods presented.

(2)	Non-cash interest income relates to the amortization of the discount on certain notes receivable. The discount on these notes receivable was recorded at inception of the related loans based on the estimated value of the embedded purchase options in the notes receivable.

(3)	The Company includes the outstanding OP units issued by Summit Hotel OP, LP, the Company’s operating partnership, held by limited partners other than the Company because the OP units are redeemable for cash or, at the Company’s option, shares of the Company’s common stock on a one-for-one basis.

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Summit Hotel Properties, Inc.

Reconciliation of Net Income to Non-GAAP Measures – EBITDAre

(Unaudited)

(Dollars in thousands)

	For the Three Months Ended March 31,
	2020	2019
Net (loss) income	$(16,214)	$12,900
Depreciation and amortization	27,079	25,536
Interest expense	11,012	10,852
Interest income	(56)	(69)
Income tax expense	1,968	350
EBITDA	$23,789	$49,569
Loss on impairment of assets	782	-
Provision for credit losses	2,530	-
Loss (gain) on disposal of assets, net	3	(4,166)
EBITDAre	$27,104	$45,403
Amortization of lease-related intangible assets, net	22	35
Equity-based compensation	1,475	1,352
Debt transaction costs	1	713
Non-cash interest income (1)	(791)	(507)
Non-cash lease expense, net	109	156
Casualty losses (recoveries), net	89	(427)
Loss from non-controlling interest in consolidated joint venture	855	-
Adjustments related to non-controlling interest in consolidated joint venture	(2,114)	-
Adjusted EBITDAre	$26,750	$46,725

(1)	Non-cash interest income relates to the amortization of the discount on certain notes receivable. The discount on these notes receivable was recorded at inception of the related loans based on the estimated value of the embedded purchase options in the notes receivable.

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Summit Hotel Properties, Inc.

Pro Forma Hotel Operating Data

(Unaudited)

(Dollars in thousands)

	For the Three Months Ended March 31,
Pro Forma Operating Data (1) (2)	2020	2019
Pro forma room revenue	$98,603	$130,512
Pro forma other hotel operations revenue	9,782	11,244
Pro forma total revenues	108,385	141,756
Pro forma total hotel operating expenses	78,660	87,948
Pro forma hotel EBITDA	$29,725	$53,808
Pro forma hotel EBITDA Margin	27.4%	38.0%

Reconciliations of Non-GAAP financial measures to comparable GAAP financial measures

Revenue:
Total revenues	$108,385	$138,952
Total revenues - acquisitions (1)	-	12,343
Total revenues - dispositions (2)	-	(9,539)
Pro forma total revenues	$108,385	$141,756

Hotel Operating Expenses:
Total hotel operating expenses	$78,663	$88,791
Hotel operating expenses - acquisitions (1)	-	6,239
Hotel operating expenses - dispositions (2)	(3)	(7,082)
Pro forma hotel operating expenses	$78,660	$87,948

Hotel EBITDA:
Operating income	(5,340)	22,801
Loss (gain) on disposal of assets, net	3	(4,166)
Loss on impairment of assets	782	-
Provision for credit losses	2,530	-
Corporate general and administrative	4,668	5,990
Depreciation and amortization	27,079	25,536
Hotel EBITDA	29,722	50,161
Hotel EBITDA - acquisitions (1)	-	6,104
Hotel EBITDA - dispositions (2)	3	(2,457)
Pro forma hotel EBITDA	$29,725	$53,808

(1)	Unaudited pro forma information includes operating results for 72 hotels owned as of March 31, 2020, as if all such hotels had been owned by the Company since January 1, 2019. For hotels acquired by the Company after January 1, 2019 (the “Acquired Hotels”), the Company has included in the pro forma information the financial results of each of the Acquired Hotels for the period from January 1, 2019, to the date the Acquired Hotels were purchased by the Company (the “Pre-acquisition Period”). The financial results for the Pre-acquisition Period were provided by the third-party owner of such Acquired Hotel prior to purchase by the Company and have not been audited or reviewed by our auditors or adjusted by us. The pro forma information is included to enable comparison of results for the current reporting period to results for the comparable period of the prior year and are not indicative of future results.

(2)	For hotels sold by the Company between January 1, 2019 and March 31, 2020 (the “Disposed Hotels”), the unaudited pro forma information excludes the financial results of each of the Disposed Hotels for the period of ownership by the Company from January 1, 2019 through the date that the Disposed Hotels were sold by the Company.

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Summit Hotel Properties, Inc.

Pro Forma Hotel Operating Data

(Unaudited)

(Dollars in thousands, except operating statistics)

	2019			2020	Twelve Months Ended
Pro Forma Operating Data (1) (2)	Q2	Q3	Q4	Q1	March 31, 2020
Pro forma room revenue	$140,368	$133,358	$122,384	$98,603	$494,713
Pro forma other hotel operations revenue	11,872	11,207	11,318	9,782	44,179
Pro forma total revenues	152,240	144,565	133,702	108,385	538,892
Pro forma total hotel operating expenses	91,335	90,275	87,333	78,660	347,603
Pro forma hotel EBITDA	$60,905	$54,290	$46,369	$29,725	$191,289
Pro forma hotel EBITDA Margin	40.0%	37.6%	34.7%	27.4%	35.5%

Pro Forma Statistics (1) (2)
Rooms sold	844,867	838,378	788,040	630,278	3,101,563
Rooms available	1,027,178	1,038,496	1,038,496	1,027,208	4,131,378
Occupancy	82.3%	80.7%	75.9%	61.4%	75.1%
ADR	$166.14	$159.07	$155.30	$156.44	$159.50
RevPAR	$136.65	$128.41	$117.85	$95.99	$119.75

Actual Statistics
Rooms sold	808,354	793,599	790,751	630,278	3,022,982
Rooms available	988,075	990,708	1,042,076	1,027,208	4,048,067
Occupancy	81.8%	80.1%	75.9%	61.4%	74.7%
ADR	$162.87	$155.13	$154.88	$156.44	$157.41
RevPAR	$133.25	$124.27	$117.53	$95.99	$117.55

Reconciliations of Non-GAAP financial measures to comparable GAAP financial measures

Revenue:
Total revenues	142,930	133,685	133,781	108,385	$518,781
Total revenues from acquisitions (1)	12,899	12,761	775	-	26,435
Total revenues from dispositions (2)	(3,589)	(1,881)	(854)	-	(6,324)
Pro forma total revenues	152,240	144,565	133,702	108,385	538,892

Hotel Operating Expenses:
Total hotel operating expenses	87,676	85,676	87,629	78,663	339,644
Total hotel operating expenses from acquisitions (1)	6,570	6,145	520	-	13,235
Total hotel operating expenses from dispositions (2)	(2,911)	(1,546)	(816)	(3)	(5,276)
Pro forma total hotel operating expenses	91,335	90,275	87,333	78,660	347,603

Hotel EBITDA:
Operating income (loss)	59,390	19,244	17,971	(5,340)	91,265
(Gain) loss on disposal of assets, net	(35,520)	31	(5,763)	3	(41,249)
Loss on impairment of assets	1,685	-	836	782	3,303
Provision for credit losses	-	-	-	2,530	2,530
Corporate general and administrative	5,920	5,532	6,180	4,668	22,300
Depreciation and amortization	23,779	23,202	26,928	27,079	100,988
Hotel EBITDA	55,254	48,009	46,152	29,722	179,137
Hotel EBITDA from acquisitions (1)	6,329	6,616	255	-	13,200
Hotel EBITDA from dispositions (2)	(678)	(335)	(38)	3	(1,048)
Pro forma hotel EBITDA	$60,905	$54,290	$46,369	$29,725	$191,289

(1)	Unaudited pro forma information includes operating results for 72 hotels owned as of March 31, 2020 as if all such hotels had been owned by the Company since April 1, 2019. For hotels acquired by the Company after April 1, 2019 (the “Acquired Hotels”), the Company has included in the pro forma information the financial results of each of the Acquired Hotels for the period from April 1, 2019 to the date the Acquired Hotels were purchased by the Company (the “Pre-acquisition Period”). The financial results for the Pre-acquisition Period were provided by the third-party owner of such Acquired Hotel prior to purchase by the Company and have not been audited or reviewed by our auditors or adjusted by us. The pro forma information is included to enable comparison of results for the current reporting period to results for the comparable period of the prior year and are not indicative of future results.

(2)	For hotels sold by the Company between April 1, 2019 and March 31, 2020 (the “Disposed Hotels”), the pro forma information excludes the financial results of each of the Disposed Hotels for the period of ownership by the Company from April 1, 2019 through the date that the Disposed Hotels were sold by the Company.

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Summit Hotel Properties, Inc.

Pro Forma and Same-Store Data

(Unaudited)

	For the Three Months Ended March 31,
	2020	2019
Pro Forma (72) ¹
Rooms sold	630,278	780,232
Rooms available	1,027,208	1,015,830
Occupancy	61.4%	76.8%
ADR	$156.44	$167.27
RevPAR	$95.99	$128.48

Occupancy change	-20.1%
ADR change	-6.5%
RevPAR change	-25.3%

	For the Three Months Ended March 31,
	2020	2019
Same-Store (67) ¹
Rooms sold	585,181	722,205
Rooms available	954,590	944,010
Occupancy	61.3%	76.5%
ADR	$155.05	$164.74
RevPAR	$95.05	$126.03

Occupancy change	-19.9%
ADR change	-5.9%
RevPAR change	-24.6%

(1)	Unaudited pro forma information includes operating results for 72 hotels owned as of March 31, 2020, as if each hotel had been owned by the Company since January 1, 2019. As a result, these pro forma operating and financial measures include operating results for certain hotels for periods prior to the Company’s ownership.

(2)	Same-store information includes operating results for 67 hotels owned by the Company as of January 1, 2019, and at all times during the three months ended March 31, 2020, and 2019.

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Non-GAAP Financial Measures

We disclose certain “non-GAAP financial measures,” which are measures of our historical financial performance. Non-GAAP financial measures are financial measures not prescribed by Generally Accepted Accounting Principles ("GAAP"). These measures are as follows: (i) Funds From Operations (“FFO”) and Adjusted Funds from Operations ("AFFO"), (ii) Earnings before Interest, Taxes, Depreciation and Amortization ("EBITDA"), Earnings before Interest, Taxes, Depreciation and Amortization for Real Estate ("EBITDAre"), Adjusted EBITDAre, and hotel EBITDA (as described below). We caution investors that amounts presented in accordance with our definitions of non-GAAP financial measures may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP financial measures in the same manner. Our non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss) as a measure of our operating performance. Our non-GAAP financial measures may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures, property acquisitions, debt service obligations and other commitments and uncertainties. Although we believe that our non-GAAP financial measures can enhance the understanding of our financial condition and results of operations, these non-GAAP financial measures are not necessarily better indicators of any trend as compared to a comparable measure prescribed by GAAP such as net income (loss).

Funds From Operations (“FFO”) and Adjusted FFO (“AFFO”)

As defined by Nareit, FFO represents net income or loss (computed in accordance with GAAP), excluding preferred dividends, gains (or losses) from sales of real property, impairment losses on real estate assets, items classified by GAAP as extraordinary, the cumulative effect of changes in accounting principles, plus depreciation and amortization related to real estate assets, and adjustments for unconsolidated partnerships, and joint ventures. AFFO represents FFO excluding amortization of deferred financing costs, franchise fees, equity-based compensation expense, debt transaction costs, premiums on redemption of preferred shares, losses from net casualties, non-cash lease expense, non-cash interest income and non-cash income tax related adjustments to our deferred tax assets. Unless otherwise indicated, we present FFO and AFFO applicable to our common shares and common units. We present FFO and AFFO because we consider FFO and AFFO an important supplemental measure of our operational performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO and AFFO when reporting their results. FFO and AFFO are intended to exclude GAAP historical cost depreciation and amortization, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO and AFFO exclude depreciation and amortization related to real estate assets, gains and losses from real property dispositions and impairment losses on real estate assets, FFO and AFFO provide performance measures that, when compared year over year, reflect the effect to operations from trends in occupancy, guestroom rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. Our computation of FFO differs slightly from the computation of Nareit-defined FFO related to the reporting of corporate depreciation and amortization expense. Our computation of FFO may also differ from the methodology for calculating FFO used by other equity REITs and, accordingly, may not be comparable to such other REITs. FFO and AFFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.  Where indicated in this release, FFO is based on our computation of FFO and not the computation of Nareit-defined FFO unless otherwise noted.

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EBITDA, EBITDAre, Adjusted EBITDAre, and Hotel EBITDA

EBITDA

EBITDA represents net income or loss, excluding: (i) interest, (ii) income tax expense and (iii) depreciation and amortization. We believe EBITDA is useful to an investor in evaluating our operating performance because it provides investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe it helps investors meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our asset base (primarily depreciation and amortization) from our operating results. Our management team also uses EBITDA as one measure in determining the value of acquisitions and dispositions.

EBITDAre and Adjusted EBITDAre

EBITDAre is based on EBITDA and is expected to provide additional relevant information about REITs as real estate companies in support of growing interest among generalist investors. EBITDAre is intended to be a supplemental non-GAAP performance measure that is independent of a company’s capital structure and will provide a uniform basis to measure the enterprise value of a company compared to other REITs.

EBITDAre, as defined by Nareit, is calculated as EBITDA, excluding: (i) loss and gains on disposition of property and (ii) asset impairments, if any. We believe EBITDAre is useful to an investor in evaluating our operating performance because it provides investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe it helps investors meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our asset base (primarily depreciation and amortization) from our operating results.

We make additional adjustments to EBITDAre when evaluating our performance because we believe that the exclusion of certain additional non-recurring or certain non-cash items described below provides useful supplemental information to investors regarding our ongoing operating performance. We believe that the presentation of Adjusted EBITDAre, when combined with the primary GAAP presentation of net income, is useful to an investor in evaluating our operating performance because it provides investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe it helps investors meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our asset base (primarily depreciation and amortization) from our operating results.

Hotel EBITDA

With respect to hotel EBITDA, we believe that excluding the effect of corporate-level expenses and non-cash items provides a more complete understanding of the operating results over which individual hotels and operators have direct control. We believe the property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis.

We caution investors that amounts presented in accordance with our definitions of EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP measures in the same manner. EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA should not be considered as an alternative measure of our net income (loss) or operating performance. EBITDA, EBITDAre adjusted EBITDAre, and hotel EBITDA may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA can enhance your understanding of our financial condition and results of operations, these non-GAAP financial measures are not necessarily a better indicator of any trend as compared to a comparable GAAP measure such as net income (loss). Above, we include a quantitative reconciliation of EBITDA, EBITDAre, adjusted EBITDAre and hotel EBITDA to the most directly comparable GAAP financial performance measure, which is net income (loss) and operating income (loss).

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